Exhibit 10.1

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made on January 23, 2020, by and among WORLD OF JEANS & TOPS, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.Bank and Borrower entered into that certain Amended and Restated Credit Agreement dated as of May 3, 2012 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement and Note dated as of February 3, 2014, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of July 9, 2015, that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 26, 2017, that certain Amendment No. 4 to Amended and Restated Credit Agreement and Limited Waiver dated as of April 13, 2017, that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of January 24, 2018, and that certain Amendment No. 6 to Amended and Restated Credit Agreement dated as of January 31, 2019, and as otherwise amended, amended and restated, or otherwise modified from time to time to the date hereof, the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower on the terms and conditions set forth in such Agreement.

B.Borrower has requested that the Agreement be amended to provide for certain changes to the Agreement as set forth herein, and Bank is willing to amend the Agreement subject to the terms and conditions specified herein.

C.Borrower and Bank now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Bank and Borrower hereby agrees as follows:

SECTION 1.    Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

SECTION 2.    Amendments to Agreement. The Agreement is hereby amended as follows:

A.Section 1.1.(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including January 31, 2023, not to exceed at any time the aggregate principal amount of Twenty Five Million Dollars ($25,000,000.00) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligations to repay advances under the Line of Credit

Exhibit 10.1

shall be evidenced by a promissory note dated January 26, 2017 (as amended, amended and restated, modified and/or supplemented from time to time, the “Line of Credit Note”), all terms of which are incorporated herein by this reference.”

B.Section 1.1.(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note.

Notwithstanding the foregoing, Borrower shall maintain a zero balance on advances under the Line of Credit (excluding any advances or reserves under the Line of Credit with respect to any outstanding Letters of Credit) for a period of at least thirty (30) consecutive days during each fiscal year.”

C.Section 1.2.(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Interest. The outstanding principal balance of each credit subject hereto shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith. The promissory notes or other instruments or documents executed in connection with the credit(s) subject to this Agreement may calculate interest at a rate equal to the sum of an index rate of interest plus a margin rate of interest. In the event any index rate of interest would be less than zero percent (0.0%), then the index rate of interest shall be deemed to be zero percent (0.0%) and the applicable promissory note or other instrument or document shall bear interest at a rate equal to the margin rate of interest.”

D.The initial paragraph in Article II of the Agreement is hereby deleted in its entirety, and the following substituted therefor

“Borrower makes the following representations and warranties to Bank, on the date hereof and on the date of each subsequent request for any extension of credit hereunder (including, without limitation, the issuance of any product under any subfeature contained herein, to the extent applicable), which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and

Exhibit 10.1

satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.”

E.Section 2.1. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.1.    LEGAL STATUS. (a) Borrower is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower; and (b) no member of the Borrowing Group (as defined below) is a Sanctioned Target (as defined below) of economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes or restrictions and anti-terrorism laws imposed, administered or enforced from time to time by the United States of America, the United Nations Security Council, the European Union, the United Kingdom, any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group (collectively, “Sanctions”). As used herein, “Borrowing Group” means: (i) Borrower, (ii) any direct or indirect parent of Borrower, (iii) any affiliate or subsidiary of Borrower, (iv) any Third Party Obligor (as defined below), and (v) any officer, director or agent acting on behalf of any of the parties referred to in items (i) through and including (iv) with respect to the obligations hereunder, this Agreement or any of the other Loan Documents. “Sanctioned Target” means any target of Sanctions, including (i) persons on any list of targets identified or designated pursuant to any Sanctions, (ii) persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (iii) persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (iv) persons otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

F.Section 2.5. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.5.    CORRECTNESS OF FINANCIAL STATEMENT AND OTHER INFORMATION. The annual financial statement of Borrower dated January 28, 2012, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted

Exhibit 10.1

a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing. All information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today.”

G.The following is hereby added to the Agreement as Section 2.12. as follows:

“SECTION 2.12.    SANCTIONS, ANTI-MONEY LAUNDERING AND ANTI-CORRUPTION LAWS. (a) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws (each as defined below), and Sanctions; and (b) to the best of Borrower’s knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by a governmental authority that enforces such laws. As used herein: “Anti-Corruption Laws” means: (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (ii) the U.K. Bribery Act 2010, as amended; and (iii) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business. “Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.”

H.Subsections (d) and (e) are hereby added to Section 3.2. of the Agreement as follows:

“(d)    Payment of Fees. Bank shall have received payment in full of any fee required by any of the Loan Documents to be paid at the time such credit extension is made.

(e)    Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any Third Party Obligor hereunder, if any, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such Third Party Obligor, if any.”

I.Section 4.2. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 4.2.    ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted

Exhibit 10.1

accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower. If at any time any change in generally accepted accounting principles would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Bank shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Bank a written reconciliation in form and substance reasonably satisfactory to Bank, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in generally accepted accounting principles.”

J.Section 4.4. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 4.4.    COMPLIANCE.

(a)    Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence; comply with the requirements of all laws, rules, regulations and orders of any jurisdiction in which the Borrower is located or doing business, or otherwise is applicable to Borrower; and

(b)    comply with, and cause each member of the Borrowing Group to comply with, all Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws.”

K.Subsection (c) is hereby added to Section 4.9. of the Agreement as follows::

“(c)    Fixed Charge Coverage Ratio not less than 1.25 to 1.00 as of each quarter end, determined on a trailing 12-month basis, with “Fixed Charge Coverage Ratio” defined as (a) the EBITDAR minus cash taxes, dividends, distributions, redemptions and repurchases of equity interest, divided by (b) the aggregate of the current maturity of long-term debt, capitalized lease payments, interest expense, and rent expense.”

L.Section 4.10. of the Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 10.1

“SECTION 4.10.    NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter and in no event more than one (1) business day after the occurrence of each such event or matter described below with respect to Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower, including, by illustration, merger, conversion or division; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any material uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property; or (e) any breach of any covenant contained herein related to Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws the Borrower’s inability to make the representations and warranties contained herein related to Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws on any date, or the failure of any representations and warranties contained herein related to Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws to be true and correct in all respects on or as of any date.”

M.Section 5.1. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 5.1.    USE OF FUNDS. SOURCES OF REPAYMENT AND COLLATERAL.

(a)    Use, or permit any member of the Borrowing Group to use, any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof, or directly or indirectly use any such proceeds to fund, finance or facilitate any activities, business or transactions: (i) that are prohibited by Sanctions; (ii) that would be prohibited by Sanctions if conducted by Bank or any of Bank’s affiliates; or (iii) that would be prohibited by any Anti-Money Laundering Laws or Anti-Corruption Laws.

(b)    Fund any repayment of the obligations hereunder or under any other Loan Document with proceeds, or provide any property as collateral for any such obligations, or permit any third party to provide any property as collateral for any such obligations, that is directly or indirectly derived from any transaction or activity that is prohibited by any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause Bank or any

Exhibit 10.1

of Bank’s affiliates to be in violation of any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.”

N.Section 5.7. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 5.7.    [Reserved]”

O.Section 6.1.(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c)    Any default in the performance of or compliance with: (1) any collateral value requirement set forth herein or in any other Loan Document; (2) any negative covenant set forth in Article V hereof; (3) any affirmative covenant set forth in Article IV hereof requiring the delivery of financial statements and other information to Bank; or (4) any obligation, agreement or other provision contained herein or in any other Loan Document related to Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those defaults specifically described as constituting an “Event of Default” under any other subsection of this Section 6.1.), and with respect to such default(s) that by their nature can be cured (excluding any defaults specifically described as constituting an “Event of Default” under any other subsection of this Section 6.1., none of which shall be subject to a cure period), such default shall continue for a period of twenty (20) days after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by Borrower of notice from Bank of such default’s occurrence.”

P.Section 6.1.(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder, the owner of any collateral securing the obligations hereunder or under any other Loan Document, or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, owner of pledged collateral, general partner and/or joint venturer referred to herein as a "Third Party Obligor") has incurred (i) any debt or other liability to Bank or (ii) any debt or other liability to any other person or entity in an individual principal amount of $500,000 or more or with an aggregate principal amount of $1,000,000 or more.”

Exhibit 10.1

Q.Section 6.1.(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(h)    The death or incapacity of Borrower or any Third Party Obligor if an individual. The dissolution, division, or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution, division, or liquidation of Borrower or such Third Party Obligor.”

R.Section 6.2. of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.2.    REMEDIES. Upon the occurrence of any Event of Default: (a) all principal, unpaid interest outstanding and other indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice (except as expressly provided in any mortgage or deed of trust pursuant to which Borrower has provided Bank a lien on any real property collateral) become immediately due and payable without presentment, demand, protest or any notices of any kind, including without limitation, notice of nonperformance, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.”

The amendments to the Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Agreement or any other Loan Document are intended to be affected hereby.

Exhibit 10.1

SECTION 3.    Effectiveness. The obligation of Bank to grant the changes and consent provided under this Amendment is subject to the fulfillment to the Bank’s satisfaction of all of the following conditions:

(a)    Approval of Bank Counsel. All legal matters incidental to this Amendment shall be satisfactory to the Bank’s counsel.

(b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)    this Amendment;
(ii)    Modification to Promissory Note; and

(iii)	such other documents as Purchaser may reasonably require to effectuate the transactions contemplated herein.

(c)    No Material Adverse Change. No material adverse change shall have occurred in the business, assets, financial condition, performance or prospects of Borrower or any of its material subsidiaries or affiliates, or in the ability of Borrower to comply with the financial and other covenants in the Agreement.

(d)    No Default. No Default or Event of Default shall have occurred and be continuing.

(e)    Due Diligence. Purchaser shall have completed its due diligence in connection with this Amendment to its satisfaction.

SECTION 4.    Representations and Warranties of Borrower. Borrower represents and warrants to Bank that:

(a)
It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with Borrower's organizational documents;

(b)
This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

(c)
Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment and the Agreement shall be read together, as one document.

Exhibit 10.1

(d)
All representations and warranties contained in the Agreement and the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and accurate on and as of such earlier date));

(e)
Borrower's obligations under the Loan Documents remain valid and enforceable obligations (including without limitation, the continuation and extension of the liens granted thereunder to secure the obligations under the Loan Documents), and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents;

(f)	As of the date hereof, to Borrower's knowledge, it has no offsets or defenses against the payment of any of the obligations under the Loan Documents;

(g)
No law, regulation, order, judgment or decree of any Governmental Authority exists, and no action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the financings hereunder or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Agreement, the Note, or the other Loan Documents or (ii) has or would reasonably be expected to have a material adverse effect on Borrower; and

(h)	No Default or Event of Default exists or has occurred and is continuing on and as of the date hereof and after giving effect hereto.

(i)
The promissory notes or other instruments or documents executed in connection with the credit(s) subject to the Agreement may calculate interest at a rate equal to the sum of an index rate of interest plus a margin rate of interest. In the event any index rate of interest would be less than zero percent (0.0%), then the index rate of interest shall be deemed to be zero percent (0.0%) and the applicable promissory note or other instrument or document shall bear interest at a rate equal to the margin rate of interest.

(j)
Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and,

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except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Agreement.
SECTION 5.    Miscellaneous.

A.Reference to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

B.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

C.Governing Law; Arbitration. This Amendment shall be governed by and construed in accordance with the laws of the State of California and shall be further subject to the provisions of Section 7.11 of the Agreement.

D.Counterparts: Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature to this Amendment.

E.Entire Agreement. This Amendment, together with the Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, concerning said subject matter.

F.Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

G.Fees and Expenses. Borrower shall pay on demand all reasonable costs and expenses of Bank in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank, in each case in accordance with the provisions of Section 7.3 of the Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to Amended and Restated Credit Agreement Amendment on the day and year first written above.

WORLD OF JEANS & TOPS	WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Michael L. Henry	By: /s/ Kimberly J. Streigl ______________________
Name: Michael L. Henry	Name: Kimberly J. Striegl
Title: Chief Financial Officer	Title: Senior Vice President

[Signature page to Amendment No. 7 to Amended and Restated Credit Agreement]

Exhibit 10.1

ACKNOWLEDGMENT OF GUARANTOR

The undersigned (“Guarantor”) hereby acknowledges and agrees that the Guarantor is party to that certain Continuing Guaranty dated May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Guaranty”) in connection with that certain Amended and Restated Credit Agreement between World of Jeans & Tops, a California corporation (“Borrower”) and Wells Fargo Bank, National Association (“Bank”), dated as of May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Credit Agreement”). Any capitalized terms that are used but note defined herein have the definitions ascribed to such terms in the Credit Agreement.

Guarantor further acknowledges and agrees that the Credit Agreement is being amended by that certain Amendment No. 7 to Amended and Restated Credit Agreement dated as of the date hereof (“Amendment No. 7”).

Guarantor has examined the Credit Agreement and Amendment No. 7 and expressly approves the terms and conditions of the Credit Agreement and Amendment No. 7. Guarantor further acknowledges and agrees that its obligations, liabilities and responsibilities under the Guaranty and any other Loan Documents to which it is a party (including without limitation, the continuation and extension of the liens granted thereunder to secure the obligations under the Loan Documents) shall continue in full force and effect, and the obligations, liabilities and responsibilities of the Guarantor under the Guaranty and such other Loan Documents (if any) are hereby ratified, approved and affirmed by the undersigned and incorporated herein in their entirety by this reference.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Acknowledgement on January 23, 2020, with the intent to be legally bound hereby.

TILLY’S, INC.

By: /s/ Michael L. Henry
Name:    Michael L. Henry
Title:    Chief Financial Officer